Exhibit 4.3

GUARDIAN 8 HOLDINGS

TOTAL AUTHORIZED ISSUE
100,000,000 SHARES PAR VALUE, $0.001 EACH
COMMON STOCK

THIS IS TO CERTIFY THAT _______________________ IS THE OWNER OF __________________________________________ FULLY PAID AND NON-ASSESSABLE SHARES OF THE ABOVE CORPORATION TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED WITNESS, THE SEAL OF THE CORPORATION AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED _________________

SECRETARY	PRESIDENT